Exhibit 99.1

For Immediate Release

For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

Third Quarter 2016 Results and a Quarterly Dividend

New York, NY, October 27, 2016......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and nine months ended September 30, 2016.

Consolidated net sales for the third quarter of 2016 were $300.8 million, compared to consolidated net sales of $270 million during the comparable quarter in 2015. Earnings from continuing operations for the third quarter of 2016 were $21.1 million or 91 cents per diluted share, compared to $19.2 million or 83 cents per diluted share in the third quarter of 2015. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the third quarter of 2016 were $21.3 million or 92 cents per diluted share, compared to $18.4 million or 80 cents per diluted share in the third quarter of 2015.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the nine month period ended September 30, 2016, were $828.7 million, compared to consolidated net sales of $767 million during the comparable period in 2015.  Earnings from continuing operations for the nine month period ended September 30, 2016, were $53.6 million or $2.32 per diluted share, compared to $42.3 million or $1.82 per diluted share in the comparable period of 2015.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the nine months ended September 30, 2016, and 2015 were $54.1 million or $2.35 per diluted share and $41.3 million or $1.78 cents per diluted share, respectively.

Mr. Eric P. Sills, Standard Motor Products’ Chief Executive Officer and President stated, “We are pleased with the results for the third quarter and year-to-date. For the quarter, consolidated net sales increased 11.4%, inclusive of $22.8 million from the acquisition of the General Cable North American ignition wire business. Excluding this, net sales were ahead 2.9% for the quarter.

“Our margins were higher as well. Gross margin increased from 30.2% to 31.8% for the quarter, while non-GAAP operating income before restructuring expenses grew roughly 16%. Some of the improvement is a function of increased sales, but much is the result of continuous operating improvement in all our locations. We compliment all our people for their efforts and achievements in this area.

“Turning to the operating divisions, Engine Management net sales increased 13.8% for the quarter. Excluding the wire acquisition, Engine Management sales were ahead approximately 1%. However, year-to-date, excluding the wire acquisition, net sales are up 3.5%, in line with our low to mid-single digit forecasts. As we have previously noted, sales can vary in any particular quarter, based on special one-time events, but over time they balance out.

“Temperature Control sales increased 6.8% for the quarter and 5.5% year-to-date. By contrast, our key customers reported POS sales increases through September of about 9% aided by the first warm summer in three years. This would indicate that our customers were able to reduce inventory during this time, much of which was carried over from the two prior cool summers. This should be a positive factor heading into 2017.

“Year-to-date results were positive for the company as a whole. Total consolidated net sales were up 8% (4% excluding the wire acquisition). Gross margin increased from 28.4% to 30.9% and non-GAAP operating income before restructuring expenses increased by approximately 33%. As you recall, we incurred approximately $10 million of one-time costs during the full year 2015 for our diesel enhancement program, unfavorable Temperature Control variances and postretirement medical expenses. Adjusting for the $9.5 million of these expenses incurred in the first nine months of 2015, our non-GAAP operating income improved roughly 16%.

“We have two major operating initiatives in progress and both are proceeding on schedule and on budget. The first is the integration of the wire acquisition. In October, we completed the consolidation of the General Cable Altoona, PA, distribution center into our existing wire distribution center in Edwardsville, KS. We are now announcing our plan to relocate all production from the acquired Nogales, Mexico, wire set assembly operation to our existing wire assembly business in Reynosa, Mexico. We anticipate completion by the end of 2017, at which point we will close the Nogales plant.

“The second initiative includes the closing of our Grapevine, TX, facility and the relocation of the production lines to Greenville, SC, and Reynosa, Mexico. We are also relocating certain production lines from Greenville, SC, to Bialystok, Poland. We anticipate that all will be complete by the end of 2017 and will result in significant synergies and cost savings.”

The Board of Directors has approved payment of a quarterly dividend of seventeen cents per share on the common stock outstanding. The dividend will be paid on December 1, 2016, to stockholders of record on November 15, 2016.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, October 27, 2016.  The dial-in number is 800-895-1241 (domestic) or 785-424-1056 (international). The playback number is 800-727-1367 (domestic) or 402-220-2669 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
NET SALES	$300,795	$270,037	$828,683	$767,008

COST OF SALES	205,151	188,484	572,967	548,806

GROSS PROFIT	95,644	81,553	255,716	218,202

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	61,277	51,907	169,033	152,841
RESTRUCTURING AND INTEGRATION EXPENSES (INCOME)	1,115	(80)	2,127	(49)
OTHER INCOME , NET	322	231	881	774

OPERATING INCOME	33,574	29,957	85,437	66,184

OTHER NON-OPERATING INCOME (EXPENSE), NET	208	(535)	806	164

INTEREST EXPENSE	501	332	1,206	1,238

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	33,281	29,090	85,037	65,110

PROVISION FOR INCOME TAXES	12,226	9,896	31,464	22,769

EARNINGS FROM CONTINUING OPERATIONS	21,055	19,194	53,573	42,341

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(425)	(728)	(1,495)	(1,549)

NET EARNINGS	$20,630	$18,466	$52,078	$40,792

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.93	$0.84	$2.36	$1.85
DISCONTINUED OPERATION	(0.02)	(0.03)	(0.06)	(0.07)
NET EARNINGS PER COMMON SHARE - BASIC	$0.91	$0.81	$2.30	$1.78

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.91	$0.83	$2.32	$1.82
DISCONTINUED OPERATION	(0.02)	(0.03)	(0.06)	(0.06)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.89	$0.80	$2.26	$1.76

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,716,279	22,770,865	22,688,071	22,865,978
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,097,699	23,133,869	23,044,604	23,220,381

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED SEPTEMBER 30,				NINE MONTHS ENDED SEPTEMBER 30,
	2016		2015		2016		2015
	(unaudited)				(unaudited)
Revenues
Engine Management	$200,782		$176,379		$580,311		$530,442
Temperature Control	96,819		90,625		241,088		228,432
All Other	3,194		3,033		7,284		8,134
	$300,795		$270,037		$828,683		$767,008

Gross Margin
Engine Management	$66,849	33.3%	$55,258	31.3%	$187,956	32.4%	$159,227	30.0%
Temperature Control	25,773	26.6%	23,308	25.7%	60,447	25.1%	50,438	22.1%
All Other	3,022		2,987		7,313		8,537
	$95,644	31.8%	$81,553	30.2%	$255,716	30.9%	$218,202	28.4%

Selling, General & Administrative
Engine Management	$36,659	18.3%	$30,609	17.4%	$102,908	17.7%	$91,055	17.2%
Temperature Control	15,827	16.3%	14,293	15.8%	41,778	17.3%	39,621	17.3%
All Other	8,791		7,005		24,347		22,165
	$61,277	20.4%	$51,907	19.2%	$169,033	20.4%	$152,841	19.9%

Operating Income
Engine Management	$30,190	15.0%	$24,649	14.0%	$85,048	14.7%	$68,172	12.9%
Temperature Control	9,946	10.3%	9,015	9.9%	18,669	7.7%	10,817	4.7%
All Other	(5,769)		(4,018)		(17,034)		(13,628)
	34,367	11.4%	29,646	11.0%	86,683	10.5%	65,361	8.5%
Restructuring & Integration	(1,115)	-0.4%	80	0.0%	(2,127)	-0.3%	49	0.0%
Other Income, Net	322	0.1%	231	0.1%	881	0.1%	774	0.1%
	$33,574	11.2%	$29,957	11.1%	$85,437	10.3%	$66,184	8.6%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$21,055	$19,194	$53,573	$42,341

RESTRUCTURING AND INTEGRATION EXPENSES	1,115	(80)	2,127	(49)
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(235)	(571)	(235)	(571)
GAIN FROM SALE OF BUILDINGS	(262)	(262)	(786)	(786)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(340)	137	(536)	333

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$21,333	$18,418	$54,143	$41,268

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.91	$0.83	$2.32	$1.82

RESTRUCTURING AND INTEGRATION EXPENSES	0.05	-	0.09	-
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(0.01)	(0.03)	(0.01)	(0.03)
GAIN FROM SALE OF BUILDINGS	(0.01)	(0.01)	(0.03)	(0.03)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(0.02)	0.01	(0.02)	0.02

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.92	$0.80	$2.35	$1.78

OPERATING INCOME

GAAP OPERATING INCOME	$33,574	$29,957	$85,437	$66,184

RESTRUCTURING AND INTEGRATION EXPENSES	1,115	(80)	2,127	(49)
OTHER INCOME, NET	(322)	(231)	(881)	(774)

NON-GAAP OPERATING INCOME	$34,367	$29,646	$86,683	$65,361

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)

ASSETS

CASH	$30,537	$18,800

ACCOUNTS RECEIVABLE, GROSS	166,349	128,099
ALLOWANCE FOR DOUBTFUL ACCOUNTS	4,623	4,246
ACCOUNTS RECEIVABLE, NET	161,726	123,853

INVENTORIES	302,598	285,793
OTHER CURRENT ASSETS	47,896	51,294

TOTAL CURRENT ASSETS	542,757	479,740

PROPERTY, PLANT AND EQUIPMENT, NET	77,081	68,882
GOODWILL AND OTHER INTANGIBLES, NET	133,469	84,267
OTHER ASSETS	44,869	48,175

TOTAL ASSETS	$798,176	$681,064

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$70,000	$47,427
CURRENT PORTION OF LONG TERM DEBT	44	16
ACCOUNTS PAYABLE	88,168	72,711
ACCRUED CUSTOMER RETURNS	46,424	38,812
OTHER CURRENT LIABILITIES	109,645	84,950

TOTAL CURRENT LIABILITIES	314,281	243,916

LONG-TERM DEBT	134	62
ACCRUED ASBESTOS LIABILITIES	31,884	32,185
OTHER LIABILITIES	13,338	12,922

TOTAL LIABILITIES	359,637	289,085

TOTAL STOCKHOLDERS' EQUITY	438,539	391,979

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$798,176	$681,064

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
NET EARNINGS	$52,078	$40,792
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	14,829	13,042
OTHER	10,581	7,945
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(35,192)	(25,094)
INVENTORY	(7,422)	4,761
ACCOUNTS PAYABLE	9,900	8,383
OTHER	38,194	23,003
NET CASH PROVIDED BY OPERATING ACTIVTIES	82,968	72,832

CASH FLOWS FROM INVESTING ACTIVITIES
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(67,289)	-
CAPITAL EXPENDITURES	(15,194)	(14,612)
OTHER INVESTING ACTIVITIES	191	32
NET CASH USED IN INVESTING ACTIVITIES	(82,292)	(14,580)

CASH FLOWS FROM FINANCING ACTIVITIES
NET CHANGE IN DEBT	22,672	(32,227)
PURCHASE OF TREASURY STOCK	(377)	(15,519)
DIVIDENDS PAID	(11,566)	(10,299)
OTHER FINANCING ACTIVITIES	736	131
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	11,465	(57,914)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(404)	(707)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11,737	(369)
CASH AND CASH EQUIVALENTS at beginning of Period	18,800	13,728
CASH AND CASH EQUIVALENTS at end of Period	$30,537	$13,359